CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made and entered into as of June 28, 2018, by and among MR2 Group, Inc., a Nevada corporation (the “Parent”), Precision Opinion, Inc., a Nevada corporation (the “Company”), and the shareholders of the Company as listed in Exhibit A attached hereto (each, a “Shareholder,” and collectively, the “Shareholders”). The Parent, the Shareholders and the Company are sometimes hereinafter collectively referred to as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Company has 65,414 shares of stock of the Company, par value $0.001 per share, issued and outstanding (the “Company Shares”), of which 100% are held by the Shareholders in the amounts as listed in Exhibit A;

WHEREAS, each of the Shareholders has agreed to contribute his respective Company Shares to the Parent in exchange for the amount of shares of the Parent’s Common Stock, par value $0.001 per share, set forth next to their respective names on Exhibit A (the “Parent Shares”), and the Parent has agreed to issue the Parent Shares in such amounts to the Shareholders in exchange for their contribution of the Company Shares, all of the foregoing subject to the terms and conditions of this Agreement; and

WHEREAS, as a result of the Exchange, the Shareholders will have no further ownership interest in the Company, and the Company will become a wholly-owned subsidiary of the Parent;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
CONTRIBUTION OF COMPANY SHARES

1.1. Contribution. At the Closing, the Shareholders shall contribute, transfer, convey, assign and deliver, to the Parent, all of their Company Shares free and clear of all Liens and in exchange therefor the Parent shall issue to the Shareholders the Parent Shares, which shall be allocated among the Shareholders in the respective amounts as listed in Exhibit A but subject at all times to Section 4.3 (the “Exchange”).

1.2. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Company commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Exchange (other than conditions and obligations with respect to the actions that the respective Parties will take at the Closing) on a date as the Parties shall mutually agree (the “Closing Date”).

1.3. Update of the Company’s Stock Ledger. Promptly following the Closing, the Company shall update its stock ledger to reflect the ownership of the Company by the Parent, which will be equal to 100% of the Company Shares.

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1.4. Update of the Parent’s Stock Ledger. Promptly following the Closing, the Parent shall update its stock ledger to reflect the ownership of the Parent by the Shareholders, which shall be as set forth in Exhibit A.

1.5. Tax Treatment of Exchange. The Parties acknowledge and agree that it is their intent that the Exchange shall be treated as a tax-free transaction under the Internal Revenue Code of 1986, as amended, to the extent allowed by Law, and the Parties agree not to take any actions inconsistent with the foregoing.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder, severally and not jointly and only as to himself, represents and warrants to the other Parties as follows:

2.1. Power and Authority. All acts required to be taken by such Shareholder to enter into this Agreement and to carry out the Exchange have been properly taken. The obligations of such Shareholder under this Agreement constitute legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

2.2. No Conflicts or Litigation. The execution and delivery of this Agreement by such Shareholder (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Law, regulations or ordinances applicable to such Shareholder; and (iii) will not violate or breach any contractual obligations of such Shareholder based on any Contract to which such Shareholder is a party. To such Shareholder’s Knowledge, no litigation, proceeding, investigation, or claim of any kind whatsoever is pending or threatened by, against, or relating to such Shareholder or his Company Shares.

2.3. No Finder’s Fee. Neither such Shareholder nor his agent or representative has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Exchange contemplated herein.

2.4. Parent Entirely for Own Account. The Parent Shares to be acquired by such Shareholder hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and such Shareholder has no present intent of selling or otherwise distributing any Parent Shares, except in compliance with applicable securities Laws and the lock-up entered into by each Shareholder with ThinkEquity, INC.

2.5. Available Information. Such Shareholder has such Knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Parent and has had an opportunity to ask questions of and receive answers from the management team of the Parent relative to the financial condition and affairs of the Parent.

2.6. Good Title. Such Shareholder is the record and beneficial owner of, and has good and marketable title to, the amount of Company Shares as set forth in Exhibit A, with the right and authority to sell and deliver such Company Shares to the Parent as provided herein. Upon the Closing, the Parent shall receive good and marketable title to such Company Shares, free and clear of all Liens. Such Company Shares represent such Shareholder’s entire ownership, direct or indirect, of any and all capital stock or any other equity interest in the Company, and upon the Closing, Seller will not own any equity interest in the Company.

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2.7. Reliance. Each of the foregoing representations and warranties is made by such Shareholder with the understanding that (i) such representations and warranties constitute a material part of the consideration given to the Company and the Parent and (ii) the Company and the Parent are placing complete reliance thereon in entering into this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the other Parties as follows:

3.1. Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The execution and delivery of this Agreement by the Company and the consummation of the Exchange contemplated by this Agreement will not result in any violation of the Company’s articles of incorporation and bylaws or any applicable Law.

3.2. Capital Structure of the Company. As of the date of this Agreement, all outstanding shares of stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, the Shareholders of the Company as listed in Exhibit A own 100% of the Company Shares issued and outstanding.

3.3. Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required in connection with the Company’s execution and delivery of this Agreement or the Company’s consummation of the Exchange contemplated hereby.

3.4. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Exchange.

3.5. Record Ownership. Each Shareholder is the record owner of such amount of Company Shares as set forth in Exhibit A with the right and authority under the Company’s articles of incorporation and bylaws to sell and deliver such Company Shares to the Parent as provided herein.

3.6. No Conflicts. The execution and delivery of this Agreement by the Company (i) will not violate any Law applicable to the Company and (ii) will not violate or breach any contractual obligations of the Company based on any Contract to which the Company is a party.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent hereby represents and warrants to the other Parties as follows:

4.1. Organization, Standing and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Parent is not in violation of any provisions of its articles of incorporation. No consent, approval or agreement of any Person is required to be obtained by the Parent in connection with the execution and performance by the Parent of this Agreement or the execution and performance by the Parent of any agreements, instruments or other obligations entered into in connection with this Agreement.

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The Parent has full corporate power and authority to carry out the Exchange provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Parent, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court. The execution and delivery of this Agreement by the Parent and the consummation of the Exchange contemplated by this Agreement will not result in any Material violation of the Parent’s articles of incorporation or any applicable Law.

4.2. Parent Common Shares. The Parent Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable.

4.3. Capitalization. The authorized shares of the Parent consist of 75,000,000 shares, consisting of 74,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 “blank check” preferred shares. Following the Exchange but subject to the remainder of this Section, the Parent will have 65,414 shares of Common Stock outstanding owned as set forth on Exhibit A attached hereto. It is expected that the actual number of Parent Shares each Shareholder will be issued will be adjusted pro-rata to reflect the capitalization agreed to by Parent with the underwriter of the IPO (as defined in Article 7). In addition to the Shareholders, certain owners of Market Analysts, LLC (‘MAI”), are also expected to be issued Parent Shares in connection with the Company’s proposed acquisition of MAI.

4.4. Tax Liabilities. The Parent has properly filed all Tax Returns required to be filed and has paid all Taxes shown thereon to be due. To the Parent’s Knowledge, all Tax Returns previously filed are true and correct in all Material respects. No claim has ever been made in writing or otherwise addressed to the Parent by a taxing authority in a jurisdiction where the Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

4.5. Undisclosed Liabilities. To the Parent’s Knowledge, the Parent has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations reflected or reserved against in the Parent’s financial statements.

4.6. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Parent to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Exchange.

ARTICLE 5

CLOSING DELIVERIES

5.1. Deliveries from the Shareholders. On or before the Closing Date, each Shareholder shall deliver or cause to be delivered to the Parent the stock certificate(s) representing such Shareholder’s Company Shares in the amounts set forth in Exhibit A along with one or more executed stock powers as shall be acceptable to the Parent and Company in their sole discretion. In the event that a Shareholder does not have a stock certificate representing all or any portion of his Company Shares, he shall sign a lost stock affidavit acceptable to the Parent and the Company in their sole discretion.

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5.2. Deliveries from the Parent. On or before the Closing Date, the Parent shall issue the Parent Shares to the Shareholders as set forth in Exhibit A.

ARTICLE 6

CONDITIONS TO THE CLOSING

The following events described herein must occur or be caused to occur on or before the Closing Date unless any of the events is waived by all of the Parties collectively: (i) the representations and warranties of the Shareholders, the Company and the Parent described respectively in Articles 2, 3 and 4 of this Agreement shall be true and correct in all Material respects on and as of the Closing Date with the same force and effect as if made on such date and (ii) the Parent shall have requested effectiveness of its registration statement on Form S-1 currently on file with the SEC (No. 333-224425).

ARTICLE 7

COVENANTS

Commencing on the date hereof until the earlier of the Termination Date (as defined in Section 8.1) or the date when the Parent is publicly traded in the United States (the “IPO Date”), the Company will not issue any additional capital stock without the prior written consent of the Parent and the Stockholders. The Shareholders recognize and acknowledge that the Parent will issue shares of Common Stock upon the closing of the Parent’s initial public offering (the “IPO”) to the public and in connection with a proposed acquisition to be effected immediately prior to the IPO.

ARTICLE 8
TERMINATION

8.1. Termination. This Agreement may be terminated and rescinded at any time prior to the Closing Date (the “Termination Date”):

(i) by mutual written agreement of the Company and Parent;

(ii) by either the Company or Parent, if any of the Shareholders has breached any representation or warranty set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Change on such other Parties or would prevent or Materially delay the consummation of the Exchange; or

(iii) by any Party, if a permanent injunction or other Order which would make illegal or otherwise restrain or prohibit the consummation of the Exchange shall have been issued and shall have become final and nonappealable.

8.2. Notice of Termination. Any termination of this Agreement under Section 8.1 will be effective immediately upon by the delivery of written notice of the terminating Party to the other Parties specifying with reasonable particularity the reason for such termination.

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ARTICLE 9

MISCELLANEOUS

9.1. Entire Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver, and is signed by all Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. Neither course of conduct or dealing nor trade custom or usage shall modify any provisions of this Agreement.

9.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or Order, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Exchange contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, to the end that the Exchange is fulfilled to the fullest extent possible.

9.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely within such jurisdiction.

9.4. Parties in Interest; No Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties. This Agreement may not be assigned by any Party.

9.5. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute original forms hereof and deliver them in person to all other Parties.

9.6. Independent Nature of Each Party’s Warranties and Representations and Covenants. The various representations, warranties and covenants set forth in this Agreement or in any other writing delivered in connection herewith shall survive the Closing and remain effective until the IPO Date unless otherwise specified in Articles 2, 3 and 4.

ARTICLE 10

DEFINITIONS

The following terms, as used in this Agreement, have the following meanings:

“Agreement” shall have the meaning set forth in the Preamble.

“Assets” shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any affiliate of such Person and wherever located.

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“Closing” shall have the meaning set forth in Section 1.2 of this Agreement.

“Closing Date” shall have the meaning set forth in Section 1.2 of this Agreement.

“Company” shall have the meaning set forth in the Preamble.

“Company Shares” shall have the meaning set forth in the Recitals of this Agreement.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound.

“Electronic Delivery” shall have the meaning set forth in Section 9.5 of this Agreement.

“Exchange” shall have the meaning set forth in Section 1.1 of this Agreement.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state, local, domestic or foreign.

“Knowledge” means the actual knowledge of a Person (if such Person is an individual) or the actual knowledge of the officers of a Person (if such Person is an entity), in either event without any duty of investigation or inquiry.

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interests or encumbrance of any kind in respect to such asset, other than any encumbrances created by the Parent.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine Materiality in that instance.

“Material Adverse Change” means, with respect to any Person or Party, a material adverse change on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a material adverse change: (a) general business or economic conditions, (b) national or international political or social conditions, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

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“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Entity.

“Parent” shall have the meaning set forth in the Preamble.

“Party” or “Parties” shall have the meaning set forth in the Preamble.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Shareholder” or “Shareholders” shall have the meaning set forth in the Preamble.

“Taxes” means all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity.

“Tax Returns” means all returns, reports, and statements required to be filed with any Government Entity with respect to Taxes.

“Termination Date” shall have the meaning set forth in Section 8.1 of this Agreement.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT: MR2 GROUP, INC.

By:	/s/ James T. Medick
Name:	James T. Medick
Title:	Chief Executive Officer

COMPANY: PRECISION OPINION, INC.

By:	/s/ Bruce Baum
Name:	Bruce Baum
Title:	Chief Operating Officer & Chief Financial Officer

SHAREHOLDERS:

CAM Family Trust

By:	/s/ James T. Medick
Name:	James T. Medick
Its:	Trustee

Rebel Family Trust

By:	/s/ Guthrie Rebel
Name:	Guthrie Rebel
Its:	Trustee

Edward A. Wilson Revocable Trust 1986

By:	/s/ Edward A. Wilson
Name:	Edward A. Wilson
Its:	Trustee

Michael France

By:	/s/ Michael France

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Exhibit A

Shareholder	Number of Company Shares Owned by Shareholders Immediately Before the Closing	Number of Parent Shares Owned by Shareholders Immediately After the Closing***
CAM Family Trust	29,014	29,014
Rebel Family Trust	4,020	4,020
Edward A. Wilson Revocable Trust 1986	12,380	12,380
Michael France	20,000	20,000

*** The number of Parent Shares to be owned by each Shareholder immediately after the Closing is subject at all times to Section 4.3 of the Agreement.

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